EXHIBIT 21
LIST OF SUBSIDIARIES
National Service Industries, Inc.

                                                                                               State or Other
                                                                                               Jurisdiction
                                                                                               of
                                                                                               Incorporation
Subsidiary or Affiliate                                   Principal Location                   or Organization

C&G Carandini SA                                          Barcelona, Spain                     Spain
Castlight de Mexico, S.A. de C.V.                         Matamoros, Tamaulipas                Mexico
Graham International B.V.                                 Bergen op Zoom, Holland              Netherlands
Holophane S.A. de C.V.                                    Tultitlan, Mexico City               Mexico
Holophane Alumbrado Iberica S.r.l.                        Barcelona, Spain                     Spain
Holophane Australia Corporation Pty Ltd.                  New South Wales, Australia           Australia
Holophane Canada, Inc.                                    Brampton, Ontario                    Canada
Holophane Europe Ltd.                                     Milton Keynes, England               United Kingdom
Holophane Lichttechnik GmbH                               Dusseldorf, Germany                  Germany
Holophane Lighting Ltd.                                   Milton Keynes, England               United Kingdom
Holophane Market Development Corp.                        Grand Cayman, Cayman Islands         British West Indies
ID Limited                                                Douglas, Isle of Man                 Isle of Man
Kem Europa B.V.                                           Bergen op Zoom, Holland              Netherlands
Keplime B.V.                                              Bergen op Zoom, Holland              Netherlands
Keplime Ltd.                                              London, England                      United Kingdom
Lithonia Lighting do Brasil Ltda.                         Sao Paulo, Brazil                    Brazil
Lithonia Lighting Mexico S.A. de C.V.                     Monterrey, Nuevo Leon                Mexico
Lithonia Lighting Servicios S.A. de C.V.                  Monterrey, Nuevo Leon                Mexico
Luxfab Ltd.                                               Milton Keynes, England               United Kingdom
National Airline Laundry Service, LLC                     Atlanta, Georgia                     Delaware
National Service Industries Canada LP                     Calgary, Alberta                     Canada
National Service Industries, Inc.                         Atlanta, Georgia                     Georgia
National Service Industries, Inc. Chile Limitada          Santiago, Chile                      Chile
NSI Argentina SRL                                         Buenos Aires, Argentina              Argentina
NSI Canadian Ventures, Inc.                               Calgary, Alberta                     Canada
NSI Enterprises, Inc.                                     Atlanta, Georgia                     California
NSI Export Ltd.                                           Bridgetown, Barbados                 Barbados
NSI Holdings, Inc.                                        Montreal, Quebec, Canada             Canada
NSI Insurance (Bermuda) Ltd.                              Hamilton, Bermuda                    Bermuda
NSI International Pty Ltd.                                Melbourne, Australia                 Australia
NSI Leasing, Inc.                                         Atlanta, Georgia                     Delaware
NSI Realty, L.P.                                          Atlanta, Georgia                     Texas
Productos Lithonia Lighting de Mexico, S.A. de C.V.       Monterrey, Nuevo Leon                Mexico
Produits de Maintenance et de Proprete Industrielle SARL  Nogent-le-Roi, France                France
Selig Company of Puerto Rico, Inc.                        Atlanta, Georgia                     Puerto Rico
Zep Belgium S.A.                                          Brussels, Belgium                    Belgium
Zep Europe B.V.                                           Bergen op Zoom, Holland              Netherlands
Zep France S.A.R.L                                        Nogent-le-Roi, France                France
Zep Industries S.A.S.                                     Nogent-le-Roi, France                France
Zep Industries, S.A. (formerly Zep S.A.)                  Bern, Switzerland                    Switzerland
Zep Industries Europa B.V.                                Bergen op Zoom, Holland              Netherlands
Zep International Pty Ltd.                                Melbourne, Australia                 Australia
Zep Italia S.r.l.                                         Aprilia, Italy                       Italy
Zep Manufacturing B.V.                                    Bergen Op Zoom, Holland              Netherlands
117